RISE COMPLETES ACQUISITION OF INDUSTRIAL LAND AT IDAHO-MARYLAND GOLD PROJECT

May 23, 2018 – Vancouver, British Columbia – Rise Gold Corp. (CSE: RISE, OTCQB: RYES) (“Rise Gold” or the “Company”) announces it has completed the purchase of 82 acres of fee-simple land (the “Mill Site Property”) adjacent to the historic New Brunswick mine shaft. The final payment of US$400,000 was made in May 2018. Total payments to acquire an undivided 100% interest in the Mill Site Property were US$1,900,000. Rise Gold has invested a total of US$3,900,000 for the purchase of private land in Nevada County, California.

The Company has purchased the Mill Site Property to support the exploration and future development of the Idaho-Maryland Gold Project. The Mill Site Property is located adjacent to the New Brunswick mine shaft. Prior to 1991, the Mill Site Property hosted a major commercial lumber mill and 55,000 ft2 of industrial buildings. All buildings have subsequently been removed. The Property has a leveled area of approximately 40 acres and a large water-recycle pond which was constructed in 1988. The pond has a surface area of approximately 3.7 acres and a design capacity of approximately 40 acre-feet. Records indicate that the pond is lined with a 2 ft layer of clay and was designed by a registered civil engineer.

Rise Gold Corp. is a significant industrial land holder and owns 175 acres of industrial zoned fee-simple land in Nevada County, California along with the 2,800 acres of private mineral rights which encompasses the Idaho-Maryland Gold Project.

About Rise Gold Corp

Rise Gold is an exploration-stage mining company. The Company’s principal asset is the historic past producing Idaho-Maryland Gold Mine located in Nevada County, California, USA. The Idaho-Maryland Gold Mine is one of the United States’ greatest past producing gold mines with total past production of 2,414,000 oz of gold at an average mill head grade of 17 gpt gold from 1866-1955. Rise Gold is incorporated in Nevada, USA and maintains its head office in Vancouver, British Columbia, Canada. Historic production at the Idaho-Maryland Mine is disclosed in the Technical Report on the Idaho-Maryland Project dated June 1st, 2017 and available on

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

Suite 650, 669 Howe Street

Vancouver, BC V6C 0B4

T: 604.260.4577

info@risegoldcorp.com

www.risegoldcorp.com

Benjamin Mossman, P.Eng, CEO of Rise Gold Corp., is the Qualified Person responsible for the technical content of this news release. The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words or statements that certain events or conditions “may” or “will” occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.